UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 28, 2005

Voxware, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-021403	36-3934824
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Lawrenceville Office Park, 168 Franklin Corner Road, Lawrenceville, New Jersey	08648
(Address of Principal Executive Offices)	(Zip Code)

(609) 514-4100
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.     Entry into a Material Definitive Agreement.

On September 28, 2005, Voxware, Inc. (the “Company”) entered into an agreement with LXE Inc. (“LXE”) to be effective as of October 1, 2005. Under the terms of the agreement, the Company licensed certain hardware technology to LXE for production and distribution by LXE. The Company further authorized LXE to resell the Company’s recently introduced VoxBrowser™ product. Additionally, LXE will supply Voxware with VoiceLogistics® Model 410 units and certain other next generation hardware. LXE also authorized the Company to resell certain next generation hardware products. As described above, each party is authorized to resell the other party’s products throughout the world. The agreement has an initial term of five years and is subject to automatic renewals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VOXWARE, INC.

Dated: October 3, 2005	By:	/s/ Thomas J. Drury, Jr.
Name: Thomas J. Drury, Jr.
Title: President and Chief Executive Officer